                                   EXHIBIT 5.1




                                                   May 12, 1997


Commerce Bancorp, Inc.
Commerce Atrium
1701 Rout 70 East
Cherry Hill, N.J.  08003

     RE:  Commerce Bancorp, Inc. Registration Statement on Form S-8
          ---------------------------------------------------------

Gentlemen:

     We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 500,000 shares of common stock, par value $1.5625 per share (the "Common Stock"), by the Company pursuant to the Commerce Bancorp, Inc. 401(k) Retirement Plan (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

     In rendering this opinion, we have examined only the following documents:
(i) the Company's Restated and Amended Certificate of Incorporation and Bylaws,
(ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and (iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registrant Statement.

                                             Sincerely,


                                             /s/ BLANK ROME COMISKY & MCCAULEY
                                                 -----------------------------
                                                 BLANK ROME COMISKY & MCCAULEY